Exhibit 99.2

**APOK** *(rendering)* | Boca Raton, FL

BLUEROCK RESIDENTIAL GROWTH REIT™

# Q3 2016 EARNINGS SUPPLEMENT

Listed on the NYSE MKT: BRG

**ARIUM Westside** | Atlanta, GA

**Cheshire Bridge Apartments** *(rendering)* | Atlanta, GA

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Bluerock Residential Growth REIT, Inc.

Third Quarter 2016

Supplement Financial Information

(Unaudited)

Table of Contents

Third Quarter Earnings Release	3
Financial and Operating Highlights	15
Share and Dividend Information	16
EBITDA and Interest Information	17
Financial Statistics	18
Recent Acquisitions and Pending Investments	19
Recent Dispositions	20
Investments in Unconsolidated Real Estate Joint Ventures	21
Portfolio Information	22
Development Properties	23
Condensed Consolidated Balance Sheets	24
Consolidated Statements of Operations	25
Reconciliation of Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)	26
Debt Summary Information	27
Fourth Quarter 2016 Outlook	29
Definitions of Non-GAAP Financial Measures	30

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur, including statements relating to the Company’s operating environment, operating trends, and outlook. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” set forth in Item 1A of the Company’s Annual Report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on February 24, 2016, and subsequent filings by the Company with the SEC, including our periodic reports. We claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

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Bluerock Residential Growth REIT, Inc.

Third Quarter Earnings

Corporate Headquarters

712 Fifth Ave., 9th Floor

New York, NY 10019

877.826.BLUE

PRESS RELEASE

For Immediate Release

Bluerock Residential Growth REIT Announces Third Quarter 2016 Results

New York, NY (November 7, 2016) – Bluerock Residential Growth REIT, Inc. (NYSE MKT: BRG, BRG PrA, BRG PrC and BRG PrD) (“the Company”) announced today its financial results for the quarter ended September 30, 2016.

Highlights

•	Total revenues grew 69% to $19.6 million for the quarter from $11.6 million for the prior year quarter primarily as a result of significant investment activity in the past year.

•	Net loss attributable to common stockholders for the third quarter of 2016 was $2.6 million, or $(0.12) per share, as compared to a net loss of $0.6 million, or $(0.03) per share, in the prior year period. Net loss attributable to common stockholders included non-cash expenses of $8.3 million in the third quarter of 2016 vs. $4.8 million for the prior year period.

•	Adjusted funds from operations attributable to common stockholders (“AFFO”) was $4.3 million for the quarter compared to $4.4 million for the prior year quarter.

•	AFFO per diluted share is $0.21 for the third quarter of 2016 as compared to $0.22 for the third quarter of 2015, and exceeded guidance of $0.08 - $0.10.

•	Pro forma AFFO per share of $0.40 for the third quarter exceeded pro forma guidance of $0.28 to $0.30 per share.

•	The Company paid the full amount of the third quarter’s management fee of $1.9 million in LTIP Units in lieu of cash payment. This favorably impacted both AFFO per share and pro forma AFFO per share by $0.09.

•	Property Net Operating Income (NOI) grew 75% to $12.1 million for the quarter, from $6.9 million in the prior year quarter.

•	Property NOI margins improved 220 basis points to 61.6% of revenue for the quarter, from 59.4% of revenue in the prior year quarter.

•	Same store NOI increased 8.1% for the quarter, as compared to the prior year quarter.

•	Consolidated real estate investments, at cost, increased 32% to $738 million at September 30, 2016 from $557 million at December 31, 2015.

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•	The Company invested in one operating property totaling 336 units for a total purchase price of approximately $74.5 million and one property for the development of 90 units during the third quarter. In addition, the Company invested in two operating properties totaling 800 units for a total purchase price of $106.6 million subsequent to end of the quarter.

•	The Company declared a quarterly cash dividend on the 8.250% Series A preferred stock of $0.515625 per share for the third quarter, which was paid in cash on October 5, 2016.

•	The Company declared monthly dividends for the fourth quarter of 2016 equal to a quarterly rate of $0.29 per share on the Company's Class A common stock. This equates to an 8.9% annualized yield based on the closing price of $13.00 for the Class A common stock as of September 30, 2016.

•	The Company sold 6,937 shares of Series B preferred stock with associated warrants at a public offering price of $1,000 per share, for gross proceeds of approximately $7.0 million during the third quarter.

•	The Company declared monthly dividends for the fourth quarter of 2016 of $5.00 per share on the Company’s Series B preferred stock.

•	On July 19, 2016, the Company completed an underwritten offering of 2,300,000 shares of 7.625% Series C preferred stock at a public offering price of $25.00 per share, including the full exercise of the underwriter’s allotment for gross proceeds of $57.5 million.

•	On August 8, 2016, the Company entered into an At-the-Market offering for Class A common stock up to $100,000,000.

•	On September 14, 2016, the Company commenced an At-the-Market 7.6250% Series C preferred stock offering (“ATM”) for up to $36,000,000. The Company sold 23,750 shares of Series C preferred stock under the At-the-Market offering during the third quarter for gross proceeds of approximately $0.6 million.

•	On October 13, 2016, the Company completed an underwritten offering of 2,700,000 shares of 7.125% Series D perpetual preferred stock at a public offering price of $25.00 per share for gross proceeds of $67.5 million, and on November 3, 2016, the Company closed on the sale of 150,602 shares of Series D preferred stock for gross proceeds of approximately $3.8 million pursuant to the underwriters’ exercise of the overallotment option.

Management Commentary

“We are pleased to report our portfolio continued to perform well during the third quarter with same store NOI growth of 8.1% and AFFO per share above the high end of our guidance,” said Ramin Kamfar, the Company’s Chairman and CEO. “We remain focused on reducing our cost of capital, and building a high quality portfolio in our current footprint of growth markets in the Sunbelt, from the Carolinas to Florida and Texas.”

Third Quarter Acquisition, Development and Disposition Activity

•	On July 14, 2016, the Company acquired a 90% leasehold interest in a 336-unit, Class A, mixed-use apartment community located in Atlanta, Georgia, known as Tenside Apartment Homes. The property was rebranded as ARIUM Westside. The total purchase price was approximately $74.5 million, funded in part with a $52.2 million senior mortgage loan secured by the leasehold interest in the property.

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•	On August 10, 2016, the Company disposed of Springhouse at Newport News for a sales price of approximately $38.0 million, generating net proceeds to the Company of $9.0 million, an IRR of 17% and a return on equity of 1.8x.

•	On September 1, 2016, the Company made an investment in a 90-unit to-be-built Class A apartment community located in Boca Raton, Florida. This investment is for approximately $9.1 million, of which approximately $1.1 million was funded as of September 30, 2016.

Pending Investments at September 30, 2016

•	On October 13, 2016, the Company acquired a 90% interest in a 480-unit apartment community located in Atlanta, Georgia, known as Nevadan Apartments. The total purchase price was approximately $68.3 million, funded in part with a $48.4 million senior mortgage secured by the property.

•	On October 31, 2016, the Company acquired an 85% interest in a 320-unit, garden-style apartment community in Port St. Lucie, Florida, known as Apex Prima Vista Apartments. The total purchase price was $38.3 million, funded in part with a senior mortgage loan secured by the property of approximately $27.0 million.

•	The Company has an agreement to acquire a 92.5% interest in a 324-unit, garden-style apartment community located in Austin, Texas, known as Deerfield Apartments. The total purchase price is expected to be approximately $48.9 million, to be funded in part with a mortgage loan of approximately $34.2 million.

•	The Company has an agreement which entitles the Company to invest in a 266-unit to-be-built Class A apartment community located in Jacksonville, Florida. The investment of approximately $24.4 million is expected to be structured as a convertible mezzanine loan with an option to convert into majority indirect ownership of the underlying property upon stabilization.

•	The Company has an agreement to acquire a 90% interest in a 250-unit apartment community located in Austin, Texas, known as Legacy at Southpark. The total purchase price is expected to be approximately $36.8 million, to be funded in part with a mortgage loan of approximately $26.5 million.

•	The Company has an agreement to acquire a 98% interest in a 320-unit apartment community in the Roswell submarket of Atlanta, Georgia, known as Roswell City Walk. The total purchase price is expected to be approximately $76.0 million, to be funded in part with a mortgage loan of approximately $50.9 million.

Third Quarter 2016 Financial Results

Net loss attributable to common stockholders for the third quarter of 2016 was $2.6 million, as compared to a net loss of $0.6 million in the prior year period. The change in net loss was primarily driven by positive increases in property NOI of $5.2 million and income of unconsolidated real estate joint ventures of $0.7 million due to the increase in the size of our invest-to-own portfolio, a gain on sale of real estate investments of $4.9 million offset by related increases in management fees of $1.0 million, interest expense of $2.3 million, depreciation and amortization expense of $3.2 million, loss on early extinguishment of debt of $2.4 million, and the preferred stock income and accretion allocation of $4.2 million.

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AFFO for the third quarter of 2016 was $4.3 million, or $0.21 per diluted share, as compared to $4.4 million, or $0.22 per share in the prior year period. AFFO was impacted by increases in property NOI of $5.2 million arising from significant investment activity in the past year and in income of unconsolidated real estate joint ventures of $0.7 million caused by expanding the size of our invest-to-own portfolio, offset by higher interest expense of $2.0 million and the preferred stock income allocation of $3.9 million.

Same Store Portfolio Performance

Same store NOI for the third quarter of 2016 increased by 8.1% from the same period in the prior year. There was a 7.5% increase in same store property revenues as compared to the same prior year period, primarily attributable to a 4.7% increase in average rent per occupied unit, a 39 basis point increase in average occupancy and an additional 17 units acquired at our Lansbrook property and 15 additional units at Park & Kingston. Same store expenses increased 6.5%.

Dividend Details

On October 4, 2016, our board of directors authorized, and we declared, monthly dividends for the fourth quarter of 2016 equal to a quarterly rate of $0.29 per share on our Class A common stock, payable to the stockholders of record as of October 25, 2016, which was paid in cash on November 4, 2016, and as of November 25, 2016 and December 23, 2016, which will be paid in cash on December 5, 2016 and January 5, 2016, respectively. Holders of OP and LTIP Units are entitled to receive "distribution equivalents" at the same time as dividends are paid to holders of our Class A common stock.

The declared dividends equal a monthly dividend on the Class A common stock as follows: $0.096666 per share for the dividend paid to stockholders of record as of October 25, 2016, $0.096667 per share for the dividend which will be paid to stockholders of record as of November 25, 2016, and December 23, 2016. A portion of each dividend may constitute a return of capital for tax purposes. There is no assurance that we will continue to declare dividends or at this rate.

On October 4, 2016, our board of directors authorized, and we declared, a monthly dividend of $5.00 per Series B preferred stock, payable to the stockholders of record as of October 25, 2016, which was paid in cash on November 4, 2016 and as of November 25, 2016 and December 23, 2016, which will be paid in cash on December 5, 2016 and January 5, 2017.

Q4 2016 Outlook

For the fourth quarter of 2016, the Company anticipates AFFO in the range of $0.05 to $0.07 per share, and $0.31 to $0.33 per share on a pro forma basis. For assumptions underlying earnings guidance, please see page 29 of Company’s Q3 2016 Earnings Supplement available under Investor Relations on the Company’s website (www.bluerockresidential.com). Pro forma AFFO is used for illustrative purposes only, is hypothetical and does not represent historical performance or management’s estimates or projections for future performance.

Conference Call

All interested parties can listen to the live conference call at 11:00 AM ET on Monday, November 7, 2016 by dialing +1 (866) 843-0890 within the U.S., or +1 (412) 317-6597, and requesting the "Bluerock Residential Conference."

For those who are not available to listen to the live call, the conference call will be available for replay on the Company’s website two hours after the call concludes, and will remain available until December 7, 2016 at http://services.choruscall.com/links/brg161107.html, as well as by dialing +1 (877) 344-7529 in the U.S., or +1 (412) 317-0088 internationally, and requesting conference number 10095582.

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The full text of this Earnings Release and additional Supplemental Information is available in the Investor Relations section on the Company’s website at http://www.bluerockresidential.com.

About Bluerock Residential Growth REIT, Inc.

Bluerock Residential Growth REIT, Inc. (NYSE MKT: BRG) is a real estate investment trust that focuses on acquiring a diversified portfolio of Class A institutional-quality apartment properties in demographically attractive growth markets to appeal to the renter by choice. The Company’s objective is to generate value through off-market/relationship-based transactions and, at the asset level, through improvements to operations and properties. BRG generally invests with strategic regional partners, including some of the best-regarded private owner-operators in the United States, making it possible to operate as a local sharpshooter in each of its markets while enhancing off-market sourcing capabilities. The Company is included in the Russell 2000 and Russell 3000 Indexes. BRG has elected to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes.

For more information, please visit the Company’s website at www.bluerockresidential.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on February 24, 2016, and subsequent filings by the Company with the SEC. We claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

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Portfolio Summary

The following is a summary of our investments, operating properties and convertible preferred equity investments, as of September 30, 2016:

Operating Properties	Location	Year Built/ Renovated (1)	Ownership Interest	Units	Average Rent (2)	% Occupied
ARIUM at Palmer Ranch	Sarasota, FL	2016	95%	320	$1,144	93%
ARIUM Grandewood	Orlando, FL	2005	95%	306	1,220	96%
ARIUM Gulfshore	Naples, FL	2016	95%	368	1,121	94%
ARIUM Palms	Orlando, FL	2008	95%	252	1,211	95%
ARIUM Westside	Atlanta, GA	2008	90%	336	1,453	96%
Ashton Reserve	Charlotte, NC	2015	100%	473	1,063	94%
Enders Place at Baldwin Park	Orlando, FL	2003	90%	220	1,651	95%
Fox Hill	Austin, TX	2010	95%	288	1,196	95%
Lansbrook Village	Palm Harbor, FL	2004	90%	618	1,241	91%
MDA Apartments	Chicago, IL	2006	35%	190	2,283	98%
Park & Kingston	Charlotte, NC	2015	96%	168	1,196	95%
Sorrel	Frisco, TX	2015	95%	352	1,286	90%
Sovereign	Fort Worth, TX	2015	95%	322	1,296	97%
The Preserve at Henderson Beach	Destin, FL	2009	100%	340	1,293	91%
Village Green of Ann Arbor	Ann Arbor, MI	2013	49%	520	1,205	98%
Operating Properties Subtotal/Average				5,073	$1,281	94%

Convertible Preferred Equity Investments			Anticipated Ownership Interest After Conversion (3)		Pro Forma Average Rent (3)
Alexan CityCentre (5)	Houston, TX	2017	17%	340	$2,144	-
Alexan Southside Place (5)	Houston, TX	2018	62%	270	2,019	-
APOK Townhomes(5)	Boca Raton, FL	2018	*	90	2,316	-
Cheshire Bridge (5)	Atlanta, GA	2017	78%	285	1,559	-
Domain Phase 1 (5)	Garland, TX	2018	90%	301	1,425	-
EOS (4)	Orlando, FL	2015	26%	296	1,211	92%
Flagler Village (5)	Fort Lauderdale, FL	2020	*	400	2,483	-
Lake Boone Trail (5)	Raleigh, NC	2018	72%	245	1,402	-
West Morehead (5)	Charlotte, NC	2018	80%	286	1,601	-
Whetstone	Durham, NC	2015	93%	204	1,252	85%
Convertible Preferred Equity Investments Subtotal/Average				2,717	$1,754

Operating Properties and Convertible Preferred Equity Investments Total/Average				7,790	$1,454

(1) Represents date of last significant renovation or year built if there were no renovations.

(2) Represents the average monthly rent per occupied unit for all occupied units for the three months ended September 30, 2016.

(3) The Company has made a convertible preferred equity investment that is convertible into a common membership interest at BRG's option upon stabilization. The preferred investment earns a preferred return of 15%. Average rent is pro forma based on underwriting.

(4) EOS is currently a preferred equity investment providing a stated investment return and was in lease-up during the three months ended September 30, 2016. Actual average rent was $1,244 net of upfront lease-up concessions.

(5) Property is currently in development.

* The property is currently an equity method investment with common ownership.

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Consolidated Statement of Operations

For the Three Months and Nine Months Ended September 30, 2016 and 2015

(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Net rental income	$18,572	$11,049	$52,013	$29,611
Other property revenues	1,052	511	2,644	1,454
Total revenues	19,624	11,560	54,657	31,065
Expenses
Property operating	7,538	4,698	21,519	12,924
General and administrative	1,177	1,246	4,155	2,912
Management fees	1,866	896	4,495	3,051
Acquisition costs	689	739	2,143	1,409
Depreciation and amortization	7,166	3,993	22,465	10,499
Total expenses	18,436	11,572	54,777	30,795
Operating income (loss)	1,188	(12)	(120)	270
Other income (expense)
Other income	26	-	26	62
Preferred returns and equity in income of unconsolidated real estate joint ventures	3,074	2,366	8,617	4,391
Equity in gain on sale of unconsolidated real estate joint venture interests	-	11	-	11,303
Gain on sale of real estate investments	4,947	-	4,947	-
Loss on early extinguishment of debt	(2,393)	-	(2,393)	-
Interest expense, net	(5,274)	(2,967)	(14,091)	(7,985)
Total other income (expense)	380	(590)	(2,894)	7,771

Net income (loss)	1,568	(602)	(3,014)	8,041

Preferred stock dividends	(3,940)	-	(8,391)	-
Preferred stock accretion	(275)	-	(568)	-

Net (loss) income attributable to noncontrolling interests
Operating partnership units	(37)	(8)	(173)	57
Partially-owned properties	(59)	(20)	(73)	5,827
Net (loss) income attributable to noncontrolling interests	(96)	(28)	(246)	5,884
Net (loss) income attributable to common stockholders	$(2,551)	$(574)	$(11,727)	$2,157

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Consolidated Balance Sheets

Third Quarter 2016

(Unaudited and dollars in thousands except for share and per share amounts)

	September 30,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Net Real Estate Investments
Land	$89,330	$65,057
Building and improvements	626,854	474,608
Furniture, fixtures and equipment	21,615	17,155
Total Gross Real Estate Investments	737,799	556,820
Accumulated depreciation	(35,266)	(23,437)
Total Net Real Estate Investments	702,533	533,383
Cash and cash equivalents	130,521	68,960
Restricted cash	24,751	11,669
Due from affiliates	961	861
Accounts receivable, prepaid and other assets	10,313	6,742
Preferred equity investments and investments in unconsolidated real estate joint ventures	92,558	75,223
In-place lease intangible assets, net	1,269	2,389
Total Assets	$962,906	$699,227

LIABILITIES AND EQUITY
Mortgages payable	$525,036	$380,102
Accounts payable	514	587
Other accrued liabilities	14,350	7,013
Due to affiliates	2,152	1,485
Distributions payable	5,973	3,163
Total Liabilities	548,025	392,350

8.250% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 10,875,000 and 2,875,000 shares authorized; and 5,721,460 and 2,875,000 issued and outstanding, as of September 30, 2016 and December 31, 2015, respectively	138,130	69,165
Series B Redeemable Preferred Stock, liquidation preference $1,000 per share, 150,000 shares authorized, 8,827 and none issued and outstanding, as of September 30, 2016 and December 31, 2015, respectively	7,698	-
7.6250% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 4,000,000 and none shares authorized; and 2,323,750 and none issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	56,076	-

Stockholders' Equity
Preferred stock, $0.01 par value, 234,975,000 shares authorized; none issued and outstanding	-	-
Common stock - Class A, $0.01 par value, 747,586,185 shares authorized; 19,566,437 and 19,202,112 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	196	192
Common stock - Class B-3, $0.01 par value, 804,605 shares authorized; none and 353,629 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	-	4
Additional paid-in-capital	254,770	248,484
Distributions in excess of cumulative earnings	(71,249)	(41,496)
Total Stockholders' Equity	183,717	207,184

Noncontrolling Interests
Operating partnership units	2,432	2,908
Partially owned properties	26,828	27,620
Total Noncontrolling Interests	29,260	30,528
Total Equity	212,977	237,712
TOTAL LIABILITIES AND EQUITY	$962,906	$699,227

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Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business and performance, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations and Adjusted Funds from Operations

Funds from operations attributable to common stockholders (“FFO”) is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the National Association of Real Estate Investment Trusts, or (“NAREIT's”) definition, as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, plus impairment write-downs of depreciable real estate, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

In addition to FFO, we use adjusted funds from operations attributable to common stockholders (“AFFO”). AFFO is a computation made by analysts and investors to measure a real estate company's operating performance by removing the effect of items that do not reflect ongoing property operations. To calculate AFFO, we further adjust FFO by adding back certain items that are not added to net income in NAREIT's definition of FFO, such as acquisition expenses, equity based compensation expenses, and any other non-recurring or non-cash expenses, which are costs that do not relate to the operating performance of our properties, and subtracting recurring capital expenditures (and when calculating the quarterly incentive fee payable to our Manager only, we further adjust FFO to include any realized gains or losses on our real estate investments).

Our calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs. Our management utilizes FFO and AFFO as measures of our operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition expenses and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and AFFO may provide us and our stockholders with an additional useful measure to compare our financial performance to certain other REITs. We also use AFFO for purposes of determining the quarterly incentive fee, if any, payable to our Manager.

Neither FFO nor AFFO is equivalent to net income, including net income attributable to common stockholders, or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and AFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income, including net income attributable to common stockholders, as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

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We have acquired interests in six additional properties and five investments accounted for on the equity method of accounting and sold two properties subsequent to September 30, 2015. The results presented in the table below are not directly comparable and should not be considered an indication of our future operating performance.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net (loss) income attributable to common stockholders	$(2,551)	$(574)	$(11,727)	$2,157

Common stockholders pro-rata share of:
Real estate depreciation and amortization(1)	6,197	3,082	19,436	7,641
Loss (gain) on sale of joint venture interests	-	2	-	(5,320)
Gain on sale of real estate assets	(4,876)	-	(4,876)	-
FFO Attributable to Common Stockholders	$(1,230)	$2,510	$2,833	$4,478

Common stockholders pro-rata share of:
Amortization of non-cash interest expense	472	148	620	243
Acquisition and disposition costs	619	682	1,993	1,367
Loss on early extinguishment of debt	2,269	-	2,269	-
Normally recurring capital expenditures	(239)	(215)	(656)	(513)
Preferred stock accretion	271	-	560	-
Non-cash equity compensation	2,382	1,529	6,600	3,821
Non-recurring equity in earnings of unconsolidated joint ventures	(231)	(289)	(231)	(289)
AFFO Attributable to Common Stockholders	$4,313	$4,365	$13,988	$9,107

Weighted average common shares outstanding-diluted	20,909,727	20,181,656	20,711,836	16,396,038

PER SHARE INFORMATION:
FFO Attributable to Common Stockholders - diluted	$(0.06)	$0.12	$0.14	$0.27
AFFO Attributable to Common Stockholders - diluted	$0.21	$0.22	$0.68	$0.56
Pro forma AFFO Attributable to Common Stockholders - diluted (2)	$0.40	N/A	N/A	N/A

(1) The real estate depreciation and amortization amount includes our share of consolidated real estate-related depreciation and amortization of intangibles, less amounts attributable to noncontrolling interests, and our similar estimated share of unconsolidated depreciation and amortization, which is included in earnings of our unconsolidated real estate joint venture investments.

(2) Pro forma AFFO for the three months ended September 30, 2016 assumes the investment of $155 million (consisting of available cash, earnest money deposits, expected loan proceeds, and net offering proceeds) had occurred on July 1, 2016: (i) additional investment of approximately $2 million in the Lake Boone convertible preferred equity investment; (ii) additional investment of approximately $17 million in the West Morehead convertible preferred equity investment; (iii) investment of approximately $23 million in a convertible mezzanine loan structure in connection with a joint venture, which entitles us to invest in Jacksonville MSA; (iv) investment of approximately $17 million in convertible preferred equity in the development asset in the Dallas MSA; (v) investment of approximately $3 million in a convertible mezzanine loan structure in connection with a joint venture, which entitles us to invest in Ft. Lauderdale FL; (vi) investment of approximately $9 million in a convertible mezzanine loan structure in a development asset the Company has under binding LOI in Boca Raton MSA; (vii) investment of approximately $22 million in Tenside Apartments in Georgia which closed on July 14, 2016; and (viii) investment of approximately $24 million in an operating asset located in the Atlanta MSA. Proforma guidance also assumes that $38 million is invested 65% in stabilized properties at a nominal 5.75% cap rate with interest expense at a rate of 3.75%, and 35% invested in convertible preferred equity development assets. The pro forma guidance is being presented solely for purposes of illustrating the potential impact of these pipeline transactions, as well as future investments to be made with funds we have available for investment, as if they had occurred at July 1, 2016, based on information currently available to management and assumptions management has made with respect to our future pipeline. The Company is providing no assurances that any of the above transactions are probable, or that they will close or that management will identify or acquire investments consistent with our pipeline assumptions, and the failure to do so would significantly impact pro forma guidance. The actual timing of these investments, if and when made, will vary materially from the assumed timing reflected in the pro forma guidance, and actual quarterly results will differ significantly from the pro forma guidance shown above. Investors should not rely on pro forma guidance as a forecast of the actual performance of the Company.

12

Earnings Before Interest, Income Taxes, Depreciation and Amortization ("EBITDA")

EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, calculated on a consolidated basis. We consider EBITDA to be an appropriate supplemental measure of our performance because it eliminates depreciation, income taxes, interest and non-recurring items, which permits investors to view income from operations unclouded by non-cash items such as depreciation, amortization, the cost of debt or non-recurring items. Below is a reconciliation of net (loss) income attributable to common stockholders to EBITDA (unaudited and dollars in thousands).

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Net (loss) income attributable to common stockholders	$(2,551)	$(574)	$(11,727)	$2,157
Net (loss) income attributable to noncontrolling interest	(96)	(28)	(246)	5,884
Interest expense	5,274	2,967	14,091	7,985
Depreciation and amortization	7,166	3,993	22,465	10,499
Preferred stock accretion	275	-	568	-
Non-cash equity compensation	2,417	1,543	6,698	3,875
Non-recurring equity in earnings of unconsolidated joint ventures	(234)	(289)	(234)	(289)
Acquisition costs	689	739	2,143	1,409
Loss on early extinguishment of debt	2,393	-	2,393	-
Gain on sale of unconsolidated real estate joint venture interest	-	(11)	-	(11,303)
Gain on sale of real estate assets	(4,947)	-	(4,947)	-
EBITDA	$10,386	$8,340	$31,204	$20,217

Recurring Capital Expenditures

We define recurring capital expenditures as expenditures that are incurred at every property and exclude development, investment, revenue enhancing and non-recurring capital expenditures.

Non-Recurring Capital Expenditures

We define non-recurring capital expenditures as expenditures for significant projects that upgrade units or common areas and projects that are revenue enhancing.

Same Store Properties

Same store properties are conventional multifamily residential apartments which were owned and operational for the entire periods presented, including each comparative period.

Property Net Operating Income ("Property NOI")

We believe that net operating income, or NOI, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization and interest. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

13

The following table reflects same store and non-same store contributions to consolidated NOI together with a reconciliation of NOI to net (loss) income attributable to common stockholders as computed in accordance with GAAP for the periods presented (unaudited and amounts in thousands):

	Three Months Ended (1)		Nine Months Ended (2)
	September 30,		September 30,
	2016	2015	2016	2015
Net income (loss) attributable to common stockholders	$(2,551)	$(574)	$(11,727)	$2,157
Add pro-rata share:
Depreciation and amortization	6,197	3,082	19,436	7,641
Amortization of non-cash interest expense	472	148	620	243
Management fees	1,839	890	4,430	3,011
Acquisition and disposition costs	619	682	1,993	1,367
Loss on early extinguishment of debt	2,269	-	2,269	-
Corporate operating expenses	1,169	1,245	4,101	2,886
Preferred dividends	3,883	-	8,268	-
Preferred stock accretion	271	-	560	-
Less pro-rata share:
Other income	26	23	26	91
Preferred returns and equity in income of unconsolidated real estate joint ventures	3,030	2,327	8,491	4,331
(Loss) gain on sale of joint venture interest, net of fees	-	(2)	-	5,320
Gain on sale of real estate assets	4,876	-	4,876	-
Pro-rata share of properties' income (loss)	6,236	3,125	16,557	7,563
Add:
Noncontrolling interest pro-rata share of property income	1,120	752	3,200	2,673
Other (income) loss related to JV/MM entities	-	14	-	66
Total property income (loss)	7,356	3,891	19,757	10,302
Add:
Interest expense	4,730	2,942	13,381	7,980
Net operating income	12,086	6,833	33,138	18,282
Less:
Non-same store net operating income	6,338	1,516	19,228	5,330
Same store net operating income	$5,748	$5,317	$13,910	$12,952

(1) Same Store sales for the three months ended September 30, 2016 related to the following properties: Enders Place at Baldwin Park, MDA Apartments, Village Green of Ann Arbor, Lansbrook Village, ARIUM Grandewood, Fox Hill, and Park & Kingston.

(2) Same Store sales for the nine months ended September 30, 2016 related to the following properties: Enders Place at Baldwin Park, MDA Apartments,Village Green of Ann Arbor, Lansbrook Village, and ARIUM Grandewood.

Contact

(Media)

Josh Hoffman

(208) 475.2380

jhoffman@bluerockre.com

##

14

Bluerock Residential Growth REIT, Inc.

Financial and Operating Highlights

For the Three and Nine Months Ended September 30, 2016

(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
OPERATING INFORMATION	2016	2015	% Change	2016	2015	% Change

Total revenue	$19,624	$11,560	69.8%	$54,657	$31,065	75.9%

Property NOI margins	61.6%	59.4%	3.7%	60.6%	58.4%	3.8%

Property NOI	$12,086	$6,862	76.1%	$33,138	$18,141	82.7%

General and administrative expenses as a percentage of revenue(1)	3.2%	5.2%	-38.5%	3.6%	5.1%	-29.4%

Net (loss) income per common share - Diluted	$(0.12)	$(0.03)	-	$(0.57)	$0.13	-

AFFO attributable to common shareholders per share(2)	$0.21	$0.22	-4.5%	$0.68	$0.56	21.4%

Pro forma AFFO attributable to common shareholders per share(3)	$0.40	N/A	-	N/A	N/A	-

Dividend per share	$0.29	$0.29	-	$0.87	$0.87	-

(1) General and administrative expenses exclude non-cash expense, such as non-cash equity compensation.

(2) See page 30 for the Company's definition of this non-GAAP measurement and reasons for using it.

(3) Pro forma AFFO for the three months ended September 30, 2016 assumes the investment of $155 million (consisting of available cash, earnest money deposits, expected loan proceeds, and net offering proceeds) had occurred on July 1, 2016: (i) additional investment of approximately $2 million in the Lake Boone convertible preferred equity investment; (ii) additional investment of approximately $17 million in the West Morehead convertible preferred equity investment; (iii) investment of approximately $23 million in a convertible mezzanine loan structure in connection with a joint venture, which entitles us to invest in Jacksonville MSA; (iv) investment of approximately $17 million in convertible preferred equity in the development asset in the Dallas MSA; (v) investment of approximately $3 million in a convertible mezzanine loan structure in connection with a joint venture, which entitles us to invest in Ft. Lauderdale FL; (vi) investment of approximately $9 million in a convertible mezzanine loan structure in a development asset the Company has under binding LOI in Boca Raton MSA; (vii) investment of approximately $22 million in Tenside Apartments in Georgia which closed on July 14, 2016; and (viii) investment of approximately $24 million in an operating asset located in the Atlanta MSA. Proforma guidance also assumes that $38 million is invested 65% in stabilized properties at a nominal 5.75% cap rate with interest expense at a rate of 3.75%, and 35% invested in convertible preferred equity development assets. The pro forma guidance is being presented solely for purposes of illustrating the potential impact of these pipeline transactions, as well as future investments to be made with funds we have available for investment, as if they had occurred at July 1, 2016, based on information currently available to management and assumptions management has made with respect to our future pipeline. The Company is providing no assurances that any of the above transactions are probable, or that they will close or that management will identify or acquire investments consistent with our pipeline assumptions, and the failure to do so would significantly impact pro forma guidance. The actual timing of these investments, if and when made, will vary materially from the assumed timing reflected in the pro forma guidance, and actual quarterly results will differ significantly from the pro forma guidance shown above. Investors should not rely on pro forma guidance as a forecast of the actual performance of the Company.

15

Bluerock Residential Growth REIT, Inc.

Share and Dividend Information

Third Quarter 2016

(Unaudited and dollars in thousands except for share and per share data)

Weighted Average Common Stock and Units Outstanding for the quarter ended September 30, 2016
Class A common stock	19,566,075
LTIP Units	1,343,652
OP Units	304,816
Weighted Average Common Stock and Units Outstanding, Diluted	21,214,543

Outstanding Common Stock and Units at September 30, 2016	21,319,100

Outstanding 8.250% Series A Cumulative Redeemable Preferred Stock at September 30, 2016	5,721,460

Outstanding Series B Redeemable Preferred Stock at September 30, 2016	8,827

Outstanding 7.625% Series C Cumulative Redeemable Preferred Stock at September 30, 2016	2,323,750

Common Stock Dividend Yield
Annualized common stock dividend rate (1)	$1.16
Price per common share (2)	$13.00
Annualized common stock dividend yield	8.92%

(1) Annualized rate based on $0.29 per common share quarterly dividend for the quarter ending September 30, 2016, paid monthly. Actual dividend amounts will be determined by the Board of Directors.

(2) Closing common stock price of $13.00 as of September 30, 2016.

16

Bluerock Residential Growth REIT, Inc.

EBITDA and Interest Information

Third Quarter 2016

(Unaudited and dollars in thousands)

	Consolidated	Noncontrolling Interests' Share	BRG's Share
	Three Months Ended	Three Months Ended	Three Months Ended
	September 30, 2016	September 30, 2016	September 30, 2016
Q3 EBITDA CALCULATION
Net (loss) income attributable to common stockholders	$(2,551)	$-	$(2,551)
Net (loss) income attributable to noncontrolling interest	(96)	96	-
Interest expense, net	5,274	(838)	4,436
Acquisition costs	689	(70)	619
Depreciation and amortization	7,166	(969)	6,197
Preferred stock accretion	275	(4)	271
Non-cash equity compensation	2,417	(35)	2,382
Non-recurring equity in earnings of unconsolidated joint ventures	(234)	3	(231)
EBITDA including gain on sale of real estate and other assets	$12,940	$(1,817)	$11,123
Gain on sale of real estate investments	(4,947)	71	(4,876)
Loss on early extinguishment of debt	2,393	(124)	2,269
EBITDA (1)	$10,386	$(1,870)	$8,516

Adjusted Q3 EBITDA calculation (2)
EBITDA	$10,386	$(1,870)	$8,516
Adjustment	-	60	60
Adjusted Q3 EBITDA	$10,386	$(1,810)	$8,576
Adjusted Q3 EBITDA annualized	$41,544	$(7,240)	$34,304

Adjusted Q3 interest calculation (2)(3)
Interest Expense	$4,770	$(763)	$4,007
Adjustment	(38)	20	(18)
Adjusted Q3 interest expense	$4,732	$(743)	$3,989
Adjusted Q3 interest expense annualized	$18,928	$(2,972)	$15,956

(1) See page 31 for a reconciliation of net income applicable to common shares to EBITDA and the Company's definition of EBITDA and reasons for using it.

(2) Adjustment to EBITDA and interest expense represents the estimated impact over the full period of the following investment activity assuming the transactions had occurred on July 1, 2016: (i) sale of Springhouse, (ii) acquisitions of ARIUM Westside and APOK Townhomes, and (iii) additional investment in Domain Phase 1, Flagler Village, and West Morehead. Actual results may differ significantly from the presented, adjusted amounts including annualized amounts.

(3) Interest expense excludes fair market value adjustments and amortization of deferred financing costs.

17

Bluerock Residential Growth REIT, Inc.

Financial Statistics

Third Quarter 2016

(Unaudited and dollars in thousands)

			Noncontrolling
	Consolidated		Interests' Share	BRG's Share
	Three Months Ended		Three Months Ended	Three Months Ended
	September 30, 2016		September 30, 2016	September 30, 2016

Interest Coverage Ratio
Adjusted Q3 EBITDA *	$10,386		$(1,810)	$8,576
Adjusted Q3 interest expense (4) *	$4,732		$(743)	$3,989
Interest Coverage Ratio	2.19	x		2.15	x

Quarterly Fixed Charge Coverage Ratio
Adjusted Q3 interest expense (4) *	$4,732		$(743)	$3,989
Secured debt principal amortization	$653		$(210)	$443
Total fixed charges	$5,385		$(953)	$4,432
Adjusted Q3 EBITDA *	$10,386		$(1,810)	$8,576
Adjusted Q3 EBITDA fixed charge coverage ratio	1.93	x		1.94	x

Net Debt / Adjusted EBITDA Ratio
Total debt (1)	$529,053		$(77,194)	$451,859
Less: cash (3)	$(155,272)		$4,645	$(150,627)
Net debt (less cash)	$373,781		$(72,549)	$301,232
Adjusted Q3 EBITDA (annualized)*	$41,544		$(7,240)	$34,304
Net Debt / Adjusted EBITDA Ratio	9.00	x		8.78	x

Leverage as a Percentage of assets
Total debt (1)	$529,053		$(77,194)	$451,859
Total undepreciated assets (2)	$998,172		$(118,562)	$879,610
Total Debt / Total Undepreciated Assets	53.0%			51.4%
Net Debt / Total Undepreciated Assets	37.4%			34.2%

Leverage as a Percentage of Enterprise Value
Total market cap (5)	$494,413		$-	$494,413
Total debt (1)	$529,053		$(77,194)	$451,859
Total Enterprise Value	$1,023,466		$(77,194)	$946,272
Total Debt / Total Enterprise Value	51.7%			47.8%
Net Debt / Total Enterprise Value	36.5%			31.8%

(1) Total debt excludes amortization of fair market value adjustments of $1.4 million and deferred financing costs of $5.4 million.

(2) Total undepreciated assets is calculated as total assets plus accumulated depreciation on real estate assets.

(3) Cash includes cash, cash equivalents, and restricted cash.

(4) Interest expense excludes fair market value adjustments and amortization of deferred financing costs.

(5) Total market cap is calculated by using common shares, preferred shares, and equivalents (LTIP Units) times the September 30, 2016 closing share prices.

* Adjustment to EBITDA and interest expense represents the estimated impact over the full period of the following investment activity assuming the transactions had occurred on July 1, 2016: (i) sale of Springhouse, (ii) acquisitions of ARIUM Westside and APOK Townhomes, and (iii) additional investment in Domain Phase 1, Flagler Village, and West Morehead. Actual results may differ significantly from the presented, adjusted amounts including annualized amounts. See prior page for calculations.

18

Bluerock Residential Growth REIT, Inc.

Recent Acquisitions and Pending Investments

(Unaudited and dollars in millions)

Summary of Recent Acquisitions and Pending Investments

Property	Location	Date of Investment	Year Built/ Renovated(4)	Number of Units	Ownership Interest in Property	Purchase Price		Average Rent(3)
Recent Acquisitions
ARIUM at Palmer Ranch	Sarasota, FL	1/5/2016	2016	320	95.0%	$39.3		$1,144
ARIUM Gulfshore	Naples, FL	1/5/2016	2016	368	95.0%	47.0		1,121
West Morehead(1)	Charlotte, NC	1/6/2016	2018	286	*	24.7	(2)	1,601
The Preserve at Henderson Beach	Destin, FL	3/15/2016	2009	340	100.0%	53.7		1,293
ARIUM Westside	Atlanta, GA	7/14/2016	2008	336	90.0%	74.5		1,453
APOK Townhomes(1)	Boca Raton, FL	9/1/2016	2018	90	*	11.7	(2)	2,316
Total/Average for recent acquisitions				1,740		$250.9		$1,361
Pending Investments at September 30, 2016
APEX Prima Vista(5)	Port St. Lucie, FL		2003	320	85.0%	38.3		1,068
Deerfield	Austin, TX		2001	324	92.5%	48.9		1,180
East San Marco(1)	Jacksonville, FL		2019	266	*	24.4	(2)	1,835
Legacy at Southpark	Austin, TX		2016	250	90.0%	36.8		1,280
Nevadan(5)	Atlanta, GA		1990	480	90.0%	69.5		1,060
Roswell City Walk	Roswell, GA		2015	320	98.0%	76.0		1,437
Total/Average for pending investments				1,960		$293.9		$1,276
Total recent acquisitions and pending investments				3,700		$544.8		$1,316

(1) Property is a development project.

(2) Represents estimated convertible preferred equity investment.

(3) Represents the average effective monthly rent per occupied unit for all occupied units for the three months ended September 30, 2016. The average rent for West Morehead, APOK Townhomes,and the pending investments is pro forma based on underwriting.

(4) All dates are for the year construction was completed or expects to be completed, or the date that a significant renovation has or will be completed.

(5) Nevadan was acquired on October 13, 2016. APEX Prima Vista was acquired on October 31, 2016.

* The Company has made or plans to make a convertible preferred equity investment or a convertible mezzanine loan structure that is convertible into a common membership interest at BRG's option upon stabilization. The preferred investment earns or will earn a preferred return.

19

Bluerock Residential Growth REIT, Inc.

Recent Dispositions

(Unaudited and dollars in millions)

Summary of Recent Dispositions

Property	Location	Date Sold	Number of Units	Ownership Interest in Property	Sale Price	BRG Net Proceeds	IRR	Return on Capital
Springhouse at Newport News	Newport News, VA	8/10/2016	432	75.0%	$38.2	$9.1	17%	183%

20

Bluerock Residential Growth REIT, Inc.

Investments in Unconsolidated Real Estate Joint Ventures

(Unaudited and dollars in thousands)

For the Three Months Ended September 30, 2016

Multifamily Community Name	Location	Number of Units	Investment as of July 1, 2016	Additional Investments (Dispositions) during the quarter	Investment as of September 30, 2016	Preferred Return	Income Earned during the quarter

Alexan CityCentre	Houston, TX	340	$7,395	$-	$7,395	15%	$294
Alexan Southside	Houston, TX	270	17,322	-	17,322	15%	655
APOK Townhomes	Boca Raton, FL	90	-	1,290	1,290	*	205
Cheshire Bridge	Atlanta, GA	285	16,360	-	16,360	15%	619
Domain Phase 1	Garland, TX	301	3,733	1,344	5,077	15%	145
EOS	Orlando, FL	296	3,629	-	3,629	15%	137
Flagler Village	Fort Lauderdale, FL	400	8,781	3,320	12,101	*	(4)
Lake Boone Trail	Raleigh, NC	245	9,919	-	9,919	15%	375
West Morehead	Charlotte, NC	286	3,493	3,040	6,533	15%	141
Whetstone	Durham, NC	204	12,932	-	12,932	15%	507
		2,717	$83,564	$8,994	$92,558		$3,074

For the Nine Months Ended September 30, 2016

Multifamily Community Name	Location	Number of Units	Investment as of January 1, 2016	Additional Investments (Dispositions) during the year	Investment as of September 30, 2016	Preferred Return	Income Earned during the year

Alexan CityCentre	Houston, TX	340	$6,505	$890	$7,395	15%	791
Alexan Southside	Houston, TX	270	17,322	-	17,322	15%	1,950
APOK Townhomes	Boca Raton, FL	90	-	1,290	1,290	*	205
Cheshire Bridge	Atlanta, GA	285	16,360	-	16,360	15%	1,842
Domain Phase 1	Garland, TX	301	3,806	1,271	5,077	15%	422
EOS	Orlando, FL	296	3,629	-	3,629	15%	409
Flagler Village	Fort Lauderdale, FL	400	5,451	6,650	12,101	*	(4)
Lake Boone Trail	Raleigh, NC	245	9,919	-	9,919	15%	1,117
West Morehead	Charlotte, NC	286	-	6,533	6,533	15%	435
Whetstone	Durham, NC	204	12,231	701	12,932	15%	1,450
		2,717	$75,223	$17,335	$92,558		$8,617

* The property is currently an equity method investment with common ownership.

21

Bluerock Residential Growth REIT, Inc.

Portfolio Information

Third Quarter 2016

(Unaudited)

Properties	Location	Number of Units	Year Built/ Renovated(1)	Average Rent(2)		Revenue per Occupied Unit(3)		Average Occupancy
Operating Properties:
ARIUM at Palmer Ranch	Sarasota, FL	320	2016	$1,144		$1,180		93.6%
ARIUM Grandewood	Orlando, FL	306	2005	1,220		1,262		98.1%
ARIUM Gulfshore	Naples, FL	368	2016	1,121		1,133		94.7%
ARIUM Palms	Orlando, FL	252	2008	1,211		1,259		94.5%
ARIUM Westside	Atlanta, GA	336	2008	1,453	(4)	1,461	(4)	96.0%
Ashton Reserve	Charlotte, NC	473	2015	1,063		1,069		94.0%
Enders Place at Baldwin Park	Orlando, FL	220	2003	1,651		1,699		96.3%
EOS(5)	Orlando, FL	296	2015	1,211		N/A		N/A
Fox Hill	Austin, TX	288	2010	1,196		1,277		97.3%
Lansbrook Village	Palm Harbor, FL	618	2004	1,241		1,335		92.6%
MDA Apartments	Chicago, IL	190	2006	2,283		2,308		97.1%
Park & Kingston	Charlotte, NC	168	2015	1,196		1,216		96.4%
Sorrel	Frisco, TX	352	2015	1,286		1,329		92.0%
Sovereign	Fort Worth, TX	322	2015	1,296		1,370		96.5%
The Preserve at Henderson Beach	Destin, FL	340	2009	1,293		1,362		94.7%
Village Green of Ann Arbor	Ann Arbor, MI	520	2013	1,205		1,235		98.4%
Whetstone	Durham, NC	204	2015	1,252		1,278		93.3%
Total Operating Properties		5,573		1,278	(6)	1,322		95.3%

Development Properties:
Alexan CityCentre	Houston, TX	340	2017	2,144	(7)	N/A		N/A
Alexan Southside Place	Houston, TX	270	2018	2,019	(7)	N/A		N/A
APOK Townhomes	Boca Raton, FL	90	2018	2,316	(7)	N/A		N/A
Cheshire Bridge	Atlanta, GA	285	2017	1,559	(7)	N/A		N/A
Domain Phase 1	Garland, TX	301	2018	1,425	(7)	N/A		N/A
Flagler Village	Fort Lauderdale, FL	400	2020	2,483	(7)	N/A		N/A
Lake Boone Trail	Raleigh, NC	245	2018	1,402	(7)	N/A		N/A
West Morehead	Charlotte, NC	286	2018	1,601	(7)	N/A		N/A
Total Development Properties		2,217		1,872		N/A		N/A

Total Operating and Development Properties		7,790		$1,454		$1,322		95.3%

Pending Properties:
APEX Prima Vista(8)		320	2003	1,068		N/A		N/A
Deerfield		324	2001	1,180		N/A		N/A
East San Marco		266	2019	1,835		N/A		N/A
Legacy at Southpark		250	2016	1,280		N/A		N/A
Nevadan(8)		480	1990	1,060		N/A		N/A
Roswell City Walk		320	2015	1,437		N/A		N/A
Total Pending Properties		1,960		$1,276		N/A		N/A

Total Portfolio Including Pending Properties		9,750		$1,411		$1,322		95.3%

(1)	Represents date of last significant renovation or year built if there were no renovations.

(2)	Represents the average effective monthly rent per occupied unit for all occupied units for the three months ended September 30, 2016. The average rent for EOS, which is still in lease-up, is pro forma based on underwriting.

(3)	Revenue per occupied unit is total revenue divided by average number of occupied units for the three months ended September 30, 2016.

(4)	Represents average rent and revenue per occupied unit for residential units only and excludes the property's retail space.

(5)	EOS is currently a preferred equity investment providing a stated investment return and was in lease-up during the three months ended September 30, 2016. Actual average rent was $1,244 net of upfront lease-up concessions.

(6)	Total excludes EOS as the property was in lease-up during the period.

(7)	Represents pro forma rent upon stabilization based on current underwriting.

(8)	Nevadan was acquired on October 13, 2016. APEX Prima Vista was acquired on October 31, 2016.

22

Bluerock Residential Growth REIT, Inc.

Development Properties

As of September 30, 2016

(Unaudited and dollars in millions)

This table includes forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause results to vary from those projected. Please see the paragraph on forward-looking statements on page 2 of this document for a discussion of risks and uncertainties.

					Estimated/Actual Dates for
Under Construction(1)	Total Units	Total Estimated Construction Cost	Cost to Date	Total Available Financing	Construction Start	Initial Occupancy	Construction Completion	Stabilized Operations(2)
Alexan CityCentre	340	$83.0	$48.8	$55.1	4Q14	2Q17	4Q17	3Q18
Alexan Southside Place	270	$49.0	$9.9	$31.6	4Q15	4Q17	2Q18	4Q18
APOK Townhomes	90	$29.7	$5.1	$18.4	4Q16	4Q17	2Q18	3Q19
Cheshire Bridge	285	$50.9	$22.3	$36.5	4Q15	2Q17	4Q17	1Q18
Domain Phase 1	301	$52.1	$5.7	$35.8	4Q16	2Q18	3Q18	1Q19
Flagler Village	400	$146.9	$19.6	$110.2	4Q17	2Q19	2Q20	2Q21
Lake Boone Trail	245	$40.2	$12.3	$25.2	2Q16	1Q18	3Q18	2Q19
West Morehead	286	$57.9	$7.7	$41.8	4Q16	2Q18	4Q18	2Q19

(1) Properties are under development and the Company holds a preferred equity investment with an option to convert into partial ownership of the underlying asset upon stabilization, except Flagler Village and APOK Townhomes.

(2) We defined stabilized occupancy as the earlier of the attainment of 90% physical occupancy or one year after the completion of construction.

23

Bluerock Residential Growth REIT, Inc.

Condensed Consolidated Balance Sheets

Third Quarter 2016

(Unaudited and dollars in thousands except for share and per share data)

	September 30,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Net Real Estate Investments
Land	$89,330	$65,057
Building and improvements	626,854	474,608
Furniture, fixtures and equipment	21,615	17,155
Total Gross Real Estate Investments	737,799	556,820
Accumulated depreciation	(35,266)	(23,437)
Total Net Real Estate Investments	702,533	533,383
Cash and cash equivalents	130,521	68,960
Restricted cash	24,751	11,669
Due from affiliates	961	861
Accounts receivable, prepaid and other assets	10,313	6,742
Preferred equity investments and investments in unconsolidated real estate joint ventures	92,558	75,223
In-place lease intangible assets, net	1,269	2,389
Total Assets	$962,906	$699,227

LIABILITIES AND EQUITY
Mortgages payable	$525,036	$380,102
Accounts payable	514	587
Other accrued liabilities	14,350	7,013
Due to affiliates	2,152	1,485
Distributions payable	5,973	3,163
Total Liabilities	548,025	392,350

8.250% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 10,875,000 and 2,875,000 shares authorized; and 5,721,460 and 2,875,000 issued and outstanding, as of September 30, 2016 and December 31, 2015, respectively	138,130	69,165
Series B Redeemable Preferred Stock, liquidation preference $1,000 per share, 150,000 shares authorized, 8,827 and none issued and outstanding, as of September 30, 2016 and December 31, 2015, respectively	7,698	-
7.6250% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 4,000,000 and none shares authorized; and 2,323,750 and none issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	56,076	-

Stockholders' Equity
Preferred stock, $0.01 par value, 234,975,000 shares authorized; none issued and outstanding	-	-
Common stock - Class A, $0.01 par value, 747,586,185 shares authorized; 19,566,437 and 19,202,112 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	196	192
Common stock - Class B-3, $0.01 par value, 804,605 shares authorized; none and 353,629 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	-	4
Additional paid-in-capital	254,770	248,484
Distributions in excess of cumulative earnings	(71,249)	(41,496)
Total Stockholders' Equity	183,717	207,184

Noncontrolling Interests
Operating partnership units	2,432	2,908
Partially owned properties	26,828	27,620
Total Noncontrolling Interests	29,260	30,528
Total Equity	212,977	237,712
TOTAL LIABILITIES AND EQUITY	$962,906	$699,227

24

Bluerock Residential Growth REIT, Inc.

Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2016 and 2015

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Net rental income	$18,572	$11,049	$52,013	$29,611
Other property revenues	1,052	511	2,644	1,454
Total revenues	19,624	11,560	54,657	31,065
Expenses
Property operating	7,538	4,698	21,519	12,924
General and administrative	1,177	1,246	4,155	2,912
Management fees	1,866	896	4,495	3,051
Acquisition costs	689	739	2,143	1,409
Depreciation and amortization	7,166	3,993	22,465	10,499
Total expenses	18,436	11,572	54,777	30,795
Operating income (loss)	1,188	(12)	(120)	270
Other income (expense)
Other income	26	-	26	62
Preferred returns and equity in income of unconsolidated real estate joint ventures	3,074	2,366	8,617	4,391
Equity in gain on sale of unconsolidated real estate joint venture interests	-	11	-	11,303
Gain on sale of real estate investments	4,947	-	4,947	-
Loss on early extinguishment of debt	(2,393)	-	(2,393)	-
Interest expense, net	(5,274)	(2,967)	(14,091)	(7,985)
Total other income (expense)	380	(590)	(2,894)	7,771

Net income (loss)	1,568	(602)	(3,014)	8,041

Preferred stock dividends	(3,940)	-	(8,391)	-
Preferred stock accretion	(275)	-	(568)	-

Net (loss) income attributable to noncontrolling interests
Operating partnership units	(37)	(8)	(173)	57
Partially-owned properties	(59)	(20)	(73)	5,827
Net (loss) income attributable to noncontrolling interests	(96)	(28)	(246)	5,884
Net (loss) income attributable to common stockholders	$(2,551)	$(574)	$(11,727)	$2,157

25

Bluerock Residential Growth REIT, Inc.

Reconciliation of Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) Attributable to Common Stockholders

For the Three and Nine Months Ended September 30, 2016 and 2015

(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net (loss) income attributable to common stockholders	$(2,551)	$(574)	$(11,727)	$2,157

Common stockholders pro-rata share of:
Real estate depreciation and amortization(1)	6,197	3,082	19,436	7,641
Loss (gain) on sale of joint venture interests	-	2	-	(5,320)
Gain on sale of real estate assets	(4,876)	-	(4,876)	-
FFO Attributable to Common Stockholders(2)	$(1,230)	$2,510	$2,833	$4,478

Common stockholders pro-rata share of:
Amortization of non-cash interest expense	472	148	620	243
Acquisition and disposition costs	619	682	1,993	1,367
Loss on early extinguishment of debt	2,269	-	2,269	-
Normally recurring capital expenditures	(239)	(215)	(656)	(513)
Preferred stock accretion	271	-	560	-
Non-cash equity compensation	2,382	1,529	6,600	3,821
Non-recurring equity in earnings of unconsolidated joint ventures	(231)	(289)	(231)	(289)
AFFO Attributable to Common Stockholders(2)	$4,313	$4,365	$13,988	$9,107

Weighted average common shares outstanding - diluted(3)	20,909,727	20,181,656	20,711,836	16,396,038

PER SHARE INFORMATION:
FFO Attributable to Common Stockholders - diluted	$(0.06)	$0.12	$0.14	$0.27
AFFO Attributable to Common Stockholders - diluted	$0.21	$0.22	$0.68	$0.56
Pro forma AFFO Attributable to Common Stockholders - diluted (4)	$0.40	N/A	N/A	N/A

(1)    The real estate depreciation and amortization amount includes our share of consolidated real estate-related depreciation and amortization of intangibles, less amounts attributable to noncontrolling interests, and our similar estimated share of unconsolidated depreciation and amortization, which is included in earnings of our unconsolidated real estate joint venture investments.

(2)    See page 30 for the Company's definitions of these non-GAAP measurements. Individual line items included in FFO and AFFO calculations include results from discontinued operations where applicable.

(3)    Total weighted average shares for the quarter, including OP units of 304,816, was 21,214,543. AFFO related to the OP units is excluded from the calculation above. When including both, AFFO attributable to OP units and 304,816 of OP units in the weighted average share count, in the above calculation, AFFO is $0.21 per share.

(4) Pro forma AFFO for the three months ended September 30, 2016 assumes the investment of $155 million (consisting of available cash, earnest money deposits, expected loan proceeds, and net offering proceeds) had occurred on July 1, 2016: (i) additional investment of approximately $2 million in the Lake Boone convertible preferred equity investment; (ii) additional investment of approximately $17 million in the West Morehead convertible preferred equity investment; (iii) investment of approximately $23 million in a convertible mezzanine loan structure in connection with a joint venture, which entitles us to invest in Jacksonville MSA; (iv) investment of approximately $17 million in convertible preferred equity in the development asset in the Dallas MSA; (v) investment of approximately $3 million in a convertible mezzanine loan structure in connection with a joint venture, which entitles us to invest in Ft. Lauderdale FL; (vi) investment of approximately $9 million in a convertible mezzanine loan structure in a development asset the Company has under binding LOI in Boca Raton MSA; (vii) investment of approximately $22 million in Tenside Apartments in Georgia which closed on July 14, 2016; and (viii) investment of approximately $24 million in an operating asset located in the Atlanta MSA. Proforma guidance also assumes that $38 million is invested 65% in stabilized properties at a nominal 5.75% cap rate with interest expense at a rate of 3.75%, and 35% invested in convertible preferred equity development assets. The pro forma guidance is being presented solely for purposes of illustrating the potential impact of these pipeline transactions, as well as future investments to be made with funds we have available for investment, as if they had occurred at July 1, 2016, based on information currently available to management and assumptions management has made with respect to our future pipeline. The Company is providing no assurances that any of the above transactions are probable, or that they will close or that management will identify or acquire investments consistent with our pipeline assumptions, and the failure to do so would significantly impact pro forma guidance. The actual timing of these investments, if and when made, will vary materially from the assumed timing reflected in the pro forma guidance, and actual quarterly results will differ significantly from the pro forma guidance shown above. Investors should not rely on pro forma guidance as a forecast of the actual performance of the Company.

26

Bluerock Residential Growth REIT, Inc.

Debt Summary Information

As of September 30, 2016

(Unaudited and dollars in thousands)

Debt Outstanding

	Outstanding Principal	Interest Rate	Fixed/ Floating	Maturity Date
ARIUM at Palmer Ranch	$26,925	2.69%	Floating (1)	February 1, 2023
ARIUM Grandewood	34,294	2.35%	Floating (2)	December 1, 2024
ARIUM Gulfshore	32,626	2.69%	Floating (3)	February 1, 2023
ARIUM Palms	24,999	2.74%	Floating (4)	September 1, 2022
ARIUM Westside	52,150	3.68%	Fixed	August 1, 2023
Ashton Reserve I	31,900	4.67%	Fixed	December 1, 2025
Ashton Reserve II	15,270	3.15%	Floating (5)	January 1, 2026
Enders Place at Baldwin Park (6)	24,841	4.30%	Fixed	November 1, 2022
Fox Hill	26,705	3.57%	Fixed	April 1, 2022
Lansbrook Village	57,190	2.97%	Floating (7)	August 1, 2026
MDA Apartments	37,256	5.35%	Fixed	January 1, 2023
Park & Kingston (8)	18,432	3.41%	Fixed	April 1, 2020
Sorrel	38,684	2.81%	Floating (9)	May 1, 2023
Sovereign	28,880	3.46%	Fixed	November 10, 2022
The Preserve at Henderson Beach	37,154	4.65%	Fixed	January 5, 2023
Village Green of Ann Arbor	41,747	3.92%	Fixed	October 1, 2022
Total	529,053
Fair value adjustments	1,407
Deferred financing costs, net	(5,424)
Total	$525,036

Weighted Average Interest Rate	3.55%

(1) ARIUM at Palmer Ranch loan bears interest at a floating rate of 2.17% plus one-month LIBOR. At September 30, 2016, the interest rate was 2.69%.

(2) ARIUM Grandewood principal balance includes the initial advance of $29.44 million at a floating rate of 1.67% plus one month LIBOR and a $4.85 million supplemental loan at a floating rate of 2.74% plus one month LIBOR. At September 30, 2016, the interest rates on the initial advance and supplemental loan were 2.20% and 3.26%.

(3) ARIUM Gulfshore loan bears interest at a floating rate of 2.17% plus one month LIBOR. At September 30, 2016, the interest rate was 2.69%.

(4) ARIUM Palms loan bears interest at a floating rate of 2.22% plus one month LIBOR. At September 30, 2016, the interest rate was 2.74%.

(5) Ashton Reserve II loan bears interest at a floating rate of 2.62% plus one-month LIBOR. At September 30, 2016, the interest rate was 3.15%.

(6) The principal includes a $17.0 million loan at a fixed rate of 3.97% and a $7.9 million supplemental loan at a fixed rate of 5.01%.

(7) Lansbrook Village loan bears interest at a floating rate of 2.44% plus one month LIBOR. At September 30, 2016, the interest rate was 2.97%.

(8) The principal includes a $15.3 million loan at a fixed rate of 3.21% and a $3.1 million supplemental loan at a fixed rate of 4.34%.

(9) Sorrel loan bears interest at a floating rate of 2.29% plus one-month LIBOR. At September 30, 2016, the interest rate was 2.81%.

27

Bluerock Residential Growth REIT, Inc.

Debt Summary Information Continued

As of September 30, 2016

(Unaudited and dollars in thousands)

Debt Maturity Schedules

Year	Fixed Rate	Floating Rate	Total	% of Total
2016 (October 1 - December 31)	$605	$-	$605	0.11%
2017	3,050	-	3,050	0.58%
2018	3,646	-	3,646	0.69%
2019	4,136	431	4,567	0.86%
2020	22,902	1,873	24,775	4.68%
Thereafter	264,726	227,684	492,410	93.07%
	$299,065	$229,988	$529,053	100.00%
Fair Value Adjustments	1,407	-	1,407
Total	$300,472	$229,988	$530,460

	Amounts	% of Total	Weighted Average Rates	Weighted Average Maturities (years)
Secured Fixed Rate Debt	$300,472	56.6%	4.16%	6.4
Secured Floating Rate Debt	229,988	43.4%	2.77%	7.7
Total:	$530,460	100.0%	3.55%	6.9

28

Bluerock Residential Growth REIT, Inc.

2016 Fourth Quarter Outlook

(Unaudited and dollars in thousands except for per share data)

	2016 Fourth Quarter Outlook
	($ in thousands except per share amounts)
	Q4 - Projected (8)	Q4 - Proforma (7) (8)
Earnings
Adjusted Funds From Operations Attributable to Common Stockholders per share	$0.05 - $0.07	$0.31 - $0.33

Operations
Revenue (1)	$20,690 - $20,890	$29,360 - $29,560
Property Operating Margin	59.1% - 61.2%	57.4% - 58.9%
Interest expense	$5,380	$7,670
General and administrative expenses as percentage of revenue (2)	3.4% - 3.3%	2.3% - 2.2%
Management fees	$2,030	$2,070
Depreciation and amortization expense	$6,730	*
Depreciation and amortization recapture (3)	85.2%	*
Preferred returns and equity in operating income of unconsolidated subsidiaries (4)	$3,230	$2,670
Interest income on convertible mezzanine loans	$0	$4,441
Noncontrolling interest (5)	3.8% - (1.3)%	6.8% - 15.8%
Recurring capex (6)	$260 - $230	$410 - $380

* Amount is indeterminable.

(1) Revenue includes only property level revenues and excludes income from preferred investments, which flow through the "Preferred returns and equity in operating income of unconsolidated subsidiaries" line item.

(2) General and administrative expenses exclude non-cash expenses, such as non-cash equity compensation.

(3) Represents estimated recapture of the Company's pro-rata share of depreciation for AFFO purposes and excludes depreciation and amortization on forecasted acquisitions.

(4) Represents the Company's share of income from unconsolidated subsidiaries including preferred investment income.

(5) Represents estimated net income/loss (excluding non-cash equity compensation, gain on sale of real estate assets, acquisition costs and depreciation on forecasted acquisitions) attributable to non-controlling interest of OP unit holders and joint venture partner interests.

(6) Estimate of the Company's pro-rata share of recurring capital expenditures for AFFO purposes.

(7) Pro forma guidance assumes the investment of the following $209 million in estimated available cash had occurred on October 1, 2016: (i) additional investment of approximately $2 million in the Lake Boone convertible preferred equity investment, (ii) additional investment of approximately $18 million in West Morehead and amending the investment to a convertible mezzanine loan structure; (iii) investment of approximately $24 million in a convertible mezzanine loan structure in connection with a joint venture, which entitles us to invest in Jacksonville MSA; (iv) additional investment of approximately $19 million in Domain and amending the investment to a convertible mezzanine loan structure; (v) investment of approximately $11 million in a convertible mezzanine loan structure in connection with a joint venture, which entitles us to invest in Boca Raton MSA; (vi) investment of approximately $24 million in Nevadan Apartments in Georgia which closed on October 13, 2016; (vii) investment of approximately $16 million in Class B+ asset the Company has under agreement in Austin, Texas; (viii) investment of approximately $11 million in APEX Apartments in Port St. Lucie, Florida which closed on October 31, 2016; (ix) investment of approximately $26 million in Class A asset the Company has under agreement in Georgia; (x) investment of approximately $11 million in Class A asset the Company has under agreement in Austin, Texas; (xi) investment of approximately $20 million in convertible mezzanine loan structure in a development asset in the Atlanta, Georgia; (xii) investment of approximately $11 million in convertible mezzanine loan structure in a development asset in the Atlanta, Georgia. Proforma guidance also assumes that $16 million is invested in stabilized properties at a nominal 5.75% cap rate with interest expense at a rate of 3.75%. The pro forma guidance is being presented solely for purposes of illustrating the potential impact of these pipeline transactions, as well as future investments to be made with funds we have available for investment, as if they had occurred at October 1, 2016, based on information currently available to management and assumptions management has made with respect to our future pipeline. The Company is providing no assurances that any of the above transactions are probable, or that they will close or that management will identify or acquire investments consistent with our pipeline assumptions, and the failure to do so would significantly impact proforma guidance. The actual timing of these investments, if and when made, will vary materially from the assumed timing reflected in the proforma guidance, and actual quarterly results will differ significantly from the proforma guidance shown above. Investors should not rely on pro forma guidance as a forecast of the actual performance of the Company.

(8) The Company has not reconciled projected and pro forma Adjusted Funds From Operations Attributable to Common Shareholders per share (“AFFO”) guidance to the corresponding GAAP financial measure because it does not provide guidance for various reconciling items. The Company is unable to provide guidance for these reconciling items since certain items that impact net income are outside of its control and cannot be reasonably predicted. Accordingly, reconciliations to the corresponding GAAP financial measures are not available.

29

Bluerock Residential Growth REIT, Inc.

Definitions of Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations and Adjusted Funds from Operations

Funds from operations attributable to common stockholders (“FFO”), is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the National Association of Real Estate Investment Trusts, or (“NAREIT's”), definition, as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, plus impairment write-downs of depreciable real estate, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

In addition to FFO, we use adjusted funds from operations attributable to common stockholders (“AFFO”). AFFO is a computation made by analysts and investors to measure a real estate company's operating performance by removing the effect of items that do not reflect ongoing property operations. To calculate AFFO, we further adjust FFO by adding back certain items that are not added to net income in NAREIT's definition of FFO, such as acquisition expenses, equity based compensation expenses, and any other non-recurring or non-cash expenses, which are costs that do not relate to the operating performance of our properties, and subtracting recurring capital expenditures (and when calculating the quarterly incentive fee payable to our Manager only, we further adjust FFO to include any realized gains or losses on our real estate investments).

Our calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs. Our management utilizes FFO and AFFO as measures of our operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition expenses and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and AFFO may provide us and our stockholders with an additional useful measure to compare our financial performance to certain other REITs. We also use AFFO for purposes of determining the quarterly incentive fee, if any, payable to our Manager.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and AFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

We have acquired interests in six additional properties and five investments accounted for on the equity method of accounting and sold two properties subsequent to September 30, 2015. The results presented in the table below are not directly comparable and should not be considered an indication of our future operating performance (unaudited and dollars in thousands, except share and per share data).

Recurring Capital Expenditures

We define recurring capital expenditures as expenditures that are incurred at every property and exclude development, investment, revenue enhancing and non-recurring capital expenditures.

Non-Recurring Capital Expenditures

We define non-recurring capital expenditures as expenditures for significant projects that upgrade units or common areas and projects that are revenue enhancing.

Same Store Properties

Same store properties are conventional multifamily residential apartments which were owned and operational for the entire periods presented.

30

Bluerock Residential Growth REIT, Inc.

Definitions of Non-GAAP Financial Measures

(Unaudited and dollars in thousands)

Earnings Before Interest, Income Taxes, Depreciation and Amortization ("EBITDA")

EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, calculated on a consolidated basis. We consider EBITDA to be an appropriate supplemental measure of our performance because it eliminates depreciation, income taxes, interest and non-recurring items, which permits investors to view income from operations unclouded by non-cash items such as depreciation, amortization, the cost of debt or non-recurring items. Below is a reconciliation of net (loss) income applicable to common shares to EBITDA.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Net (loss) income attributable to common stockholders	$(2,551)	$(574)	$(11,727)	$2,157
Net (loss) income attributable to noncontrolling interest	(96)	(28)	(246)	5,884
Interest expense	5,274	2,967	14,091	7,985
Depreciation and amortization	7,166	3,993	22,465	10,499
Preferred stock accretion	275	-	568	-
Non-cash equity compensation	2,417	1,543	6,698	3,875
Non-recurring equity in earnings of unconsolidated joint ventures	(234)	(289)	(234)	(289)
Acquisition costs	689	739	2,143	1,409
Loss on early extinguishment of debt	2,393	-	2,393	-
Equity in gain on sale of real estate assets of unconsolidated joint venture interests	-	(11)	-	(11,303)
Gain on sale of real estate assets	(4,947)	-	(4,947)	-
EBITDA	$10,386	$8,340	$31,204	$20,217

31

Bluerock Residential Growth REIT, Inc.

Definitions of Non-GAAP Financial Measures

(Unaudited and dollars in thousands)

Property Net Operating Income ("Property NOI")

We believe that net operating income, or NOI, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization and interest. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

The following table reflects same store and non-same store contributions to consolidated NOI together with a reconciliation of NOI to net (loss) income attributable to common stockholders as computed in accordance with GAAP for the periods presented:

	Three Months Ended (1)		Nine Months Ended (2)
	September 30,		September 30,
	2016	2015	2016	2015
Net income (loss) attributable to common stockholders	$(2,551)	$(574)	$(11,727)	$2,157
Add pro-rata share:
Depreciation and amortization	6,197	3,082	19,436	7,641
Amortization of non-cash interest expense	472	148	620	243
Management fees	1,839	890	4,430	3,011
Acquisition and disposition costs	619	682	1,993	1,367
Loss on early extinguishment of debt	2,269	-	2,269	-
Corporate operating expenses	1,169	1,245	4,101	2,886
Preferred dividends	3,883	-	8,268	-
Preferred stock accretion	271	-	560	-
Less pro-rata share:
Other income	26	23	26	91
Preferred returns and equity in income of unconsolidated real estate joint ventures	3,030	2,327	8,491	4,331
(Loss) gain on sale of joint venture interest, net of fees	-	(2)	-	5,320
Gain on sale of real estate assets	4,876	-	4,876	-
Pro-rata share of properties' income (loss)	6,236	3,125	16,557	7,563
Add:
Noncontrolling interest pro-rata share of property income	1,120	752	3,200	2,673
Other (income) loss related to JV/MM entities	-	14	-	66
Total property income (loss)	7,356	3,891	19,757	10,302
Add:
Interest expense	4,730	2,942	13,381	7,980
Net operating income	12,086	6,833	33,138	18,282
Less:
Non-same store net operating income	6,338	1,516	19,228	5,330
Same store net operating income	$5,748	$5,317	$13,910	$12,952

(1) Same Store sales for the three months ended September 30, 2016 related to the following properties: Enders Place at Baldwin Park, MDA Apartments, Village Green of Ann Arbor, Lansbrook Village, ARIUM Grandewood, Fox Hill, and Park & Kingston.

(2) Same Store sales for the nine months ended September 30, 2016 related to the following properties: Enders Place at Baldwin Park, MDA Apartments,Village Green of Ann Arbor, Lansbrook Village, and ARIUM Grandewood.

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